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                                   EXHIBIT 2.1




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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 CKS GROUP, INC.

                              SMI ACQUISITION CORP.

                                 BRIAN MULLANEY

                                 MICHAEL SCHELL

                                       AND

                              SCHELL/MULLANEY, INC.

                            DATED AS OF JUNE 7, 1996


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                              TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I - THE MERGER.....................................................   1

   1.1    The Merger.......................................................   1
   1.2    Effective Time...................................................   2
   1.3    Effect of the Merger.............................................   2
   1.4    Certificate of Incorporation; Bylaws.............................   2
   1.5    Directors and Officers...........................................   2
   1.6    Effect of Merger on the Capital Stock
          of the Constituent Corporations                                     3
   1.7    Surrender of Certificates........................................   3
   1.8    No Further Ownership Rights in Company Common Stock..............   5
   1.9    Lost, Stolen or Destroyed Certificates...........................   5
   1.10   Earnout Issuances................................................   5
   1.11   Tax Consequences.................................................   8
   1.12   Taking of Necessary Action; Further Action.......................   8

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE  COMPANY
             SHAREHOLDERS..................................................  8

   2.1    Organization of the Company......................................   8
   2.2    Company Capital Structure........................................   9
   2.3    Subsidiaries.....................................................   9
   2.4    Authority........................................................   9
   2.5    Company Financial Statements.....................................  10
   2.6    No Undisclosed Liabilities.......................................  10
   2.7    No Changes.......................................................  11
   2.8    Tax and Other Returns and Reports................................  12
   2.9    Restrictions on Business Activities..............................  14
   2.10   Title of Properties; Absence of Liens and Encumbrances;
          Condition of Equipment ..........................................  14
   2.11   Intellectual Property............................................  15
   2.12   Agreements, Contracts and Commitments............................  16
   2.13   Interested Party Transactions....................................  18
   2.14   Governmental Authorization.......................................  18
   2.15   Litigation.......................................................  18
   2.16   Accounts Receivable..............................................  18
   2.17   Minute Books.....................................................  19
   2.18   Environmental Matters............................................  19
   2.19   Brokers' and Finders' Fees; Third Party Expenses.................  20
   2.20   Employee Matters and Benefit Plans...............................  20
   2.21   Insurance........................................................  23


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                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE

    2.22  Compliance with Laws.............................................  23
    2.23  Fees.............................................................  23
    2.24  Representations Complete.........................................  23

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND
              MERGER SUB...................................................  24

    3.1    Organization, Standing and Power................................  24
    3.2    Authority.......................................................  24
    3.3    Capital Structure...............................................  24
    3.4    SEC Documents; Parent Financial Statements......................  25
    3.5    No Material Adverse Change......................................  25
    3.6    Brokers' and Finders' Fees......................................  25

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME...........................  26

    4.1    Conduct of Business of the Company..............................  26
    4.2    No Solicitation.................................................  28
    4.3    S Status........................................................  28

ARTICLE V - ADDITIONAL AGREEMENTS..........................................  28

    5.1    Fairness Hearing; Company Shareholder Approval..................  28
    5.2    Access to Information...........................................  29
    5.3    Confidentiality.................................................  29
    5.4    Expenses........................................................  29
    5.5    Public Disclosure...............................................  30
    5.6    Consents........................................................  30
    5.7    Best Efforts....................................................  30
    5.8    Notification of Certain Matters.................................  30
    5.9    Secretary's Certificate.........................................  30
    5.10   Affiliate Agreements............................................  31
    5.11   Additional Documents and Further Assurances.....................  31
    5.12   Section 368 Compliance..........................................  31

ARTICLE VI - CONDITIONS TO THE MERGER......................................  32

    6.1    Conditions to Obligations of Each Party to Effect the Merger....  32
    6.2    Additional Conditions to Obligations of Company.................  32


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                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE

   6.3  Additional Conditions to the Obligations of Parent
        and Merger Sub.......................................................33

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW...........  35

   7.1  Survival of Representations and Warranties.........................  35
   7.2  Escrow Arrangements................................................  35
   7.3  Exclusive Remedy...................................................  40

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER...........................  41

   8.1  Termination........................................................  41
   8.2  Effect of Termination..............................................  42
   8.3  Amendment..........................................................  42
   8.4  Extension; Waiver..................................................  42

ARTICLE IX - GENERAL PROVISIONS............................................  42

   9.1  Notices............................................................  42
   9.2  Interpretation.....................................................  43
   9.3  Counterparts.......................................................  43
   9.4  Entire Agreement; Assignment.......................................  44
   9.5  Severability.......................................................  44
   9.6  Other Remedies.....................................................  44
   9.7  Governing Law......................................................  44
   9.8  Rules of Construction..............................................  44



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                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June 7, 1996 among CKS Group, Inc., a Delaware corporation ("Parent"), SMI Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Schell/Mullaney, Inc., a New York corporation (the "Company"), Brian Mullaney, an individual and a shareholder of the Company, and Michael Schell, an individual and a shareholder of the Company, (such individuals being hereinafter referred to collectively as the "Company Shareholders" and, individually, as a "Company Shareholder").

                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be converted into shares of Common Stock of Parent plus the contingent right to receive additional shares of Common Stock of the Parent pursuant to Section 1.10 hereof.

         C. A portion of the shares of Common Stock of Parent otherwise payable by Parent in connection with the Merger shall be placed in escrow for the purposes of satisfying damages, losses, expenses and other similar charges which result from breaches of representations, warranties or covenants.

         D. The Company, the Company Shareholders, Parent and Merger Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the New York Business Corporation Law ("New York Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of New York substantially in the form of Exhibit A (the "Merger Articles"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of New York of such filing being referred to herein as the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New York Law. Without limiting the generality of the fore going, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, lia bilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Certificate of Incorporation; Bylaws.

                  (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of the corporation is Schell/Mullaney Inc."

                  (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

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         1.6 Effect of Merger on the Capital Stock of the Constituent
Corporations.

                  (a) Exchange of Stock; Rights to Earnout Payments. As of the Effective Time of the Merger, each share of the Company's common stock, par value $1.00 per share (the "Company Common Stock"), that is issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the Company's Shareholders, be converted into (i) that number of shares of the Parent's Common Stock, par value $.001 per share (the "Parent Common Stock") as is determined by dividing $5.0 million by the product of (A) the average closing price (the "Closing Price") of Parent's Common Stock in trading on the Nasdaq Stock Market during the forty business day period ending two days prior to the Closing Date and (B) the total number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time of the Merger (the "Initial Consideration Shares") plus (ii) the right to receive shares of Parent Common Stock as provided in Section 1.10 of this Agreement (the "Earnout Shares"). The Initial Consideration Shares and the Earnout Shares are hereinafter collectively referred to as the "Merger Consideration."

                  (b) Fractional Shares. No fractional share of Parent Common Stock shall be issued in the Merger, including the Earnout Payments pursuant to
Section 1.10 below. In lieu thereof, each Company Shareholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled, multiplied by the Closing Price.

         1.7      Surrender of Certificates.

                  (a) Exchange Agent. The First Interstate Bank of California shall serve as exchange agent (the "Exchange Agent") in the Merger.

                  (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable pursuant to Section 1.6(a)(i) in exchange for outstanding shares of Company Common Stock; provided that, on behalf of the Company Shareholders, Parent shall deposit into an escrow account 10% of the Initial Consideration Shares (the "Escrow Amount"). The portion of the Escrow Amount contributed on behalf of each holder of Company Common Stock shall be in proportion to the aggregate number of Initial Consideration Shares which such holder would otherwise be entitled to receive.

                  (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each Shareholder of the Company (the "Shareholders") (i) a letter of transmittal (which shall be in customary form and specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Initial Consideration Shares pursuant to Section 1.6, shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the

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Certificates in exchange for certificates representing Initial Consideration
Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Shareholder shall be entitled to receive in exchange therefor a certificate representing the number of whole Initial Consideration Shares (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund (as defined in Article VII) on such holder's behalf pursuant to Article VII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6(b) to which such holder is entitled pursuant to
Section 1.6(b), and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted, the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(b), and the right to receive Earnout Shares pursuant to Section 1.10.

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

                  (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder

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



of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6(b); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.10 Earnout Issuances.

                  (a)      Definitions.

         "1997 Fiscal Year" shall mean the period beginning on the Closing Date and ending November 30, 1997.

         "1998 Fiscal Year" shall mean the fiscal year of the Parent ending November 30, 1998.

         "Adjusted Payment" shall mean a number of shares of Parent Common Stock equal to (i) $4.5 million less an amount equal to $3.00 multiplied by each dollar that Pretax Income is less than the First Earnout Goal or the Second Earnout Goal, as applicable, divided by (ii) the average closing price of the Parent Common Stock on the Nasdaq Stock Market for the forty business day period ended two days prior to the First Payment Date or Second Payment Date, as applicable.

         "Audit Expenses" shall mean (i) the fees of the Parent's certified public accountants associated with the determination of Pretax Income and the preparation and certification of the Pretax Income Statement less (ii) the lesser of (A) one-half of such fees or (B) $10,000.

         "Direct Salaries and Related Expenses" shall include, but not be limited to, wages for regular and temporary employees, as well as profit-sharing payments and benefits for regular employees.

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                                               CONFIDENTIAL TREATMENT REQUESTED.

         "Earnout Goals" shall mean the First Earnout Goal and the Second Earnout Goal.

         "Earnout Payment" shall mean a number of shares of Parent Common Stock equal to $4.5 million divided by the average closing price of the Parent Common Stock in trading on the Nasdaq Stock Market during the ten business day period ended two days prior to the Payment Date.

         "First Earnout Goal" shall mean $3.188 million of Pretax Income of the Surviving Corporation in the 1997 Fiscal Year.

         "General and Administrative Expenses" shall include, but not be limited to a portion of Parent's aggregate corporate overhead costs (such amount to be equal to * of the Surviving Corporation's total revenues for the relevant period), office expenses, insurance, personnel costs for finance and administration, legal fees, Audit Expenses, bad debt, management information systems expenses, employee profit sharing, and executive bonus payments (including any amounts accrued or paid pursuant to the letters from the Company to Nancy Willliams, dated April 15, 1996 and Ante Pangilinan, dated May 6,
1996).

         "Other Direct Operating Expenses" shall include, but not be limited to, materials, contract freelance talent (independent consultants), facilities and equipment expenses necessary to provide services to the Surviving Corporation's clients.

         "Pretax Income" shall mean all sales and other sources normally determined to be revenues of the Surviving Corporation less all expenses (Direct Salaries and Related Expenses, Other Direct Operating Expenses and General and Administrative Expenses) of the Surviving Corporation, including without limitation all compensation expenses of the Company Shareholders. Any local, state federal and foreign income taxes incurred by the Company shall not be subtracted from revenues for purposes of calculating Pretax Income.

         "Pro Rata Portion" shall mean the percentage equal to (A) the number of shares of Company Common Stock owned by each Company Shareholder immediately prior to the Merger divided by (B) the total number of shares of Company Common Stock outstanding immediately prior to the Merger.

         "Second Earnout Goal" shall mean $2.25 million of Pretax Income of the Surviving Corporation in the 1998 Fiscal Year minus all Pretax Income earned during the 1997 Fiscal Year in excess of $3.188 million.

                  (b)      Pretax Income Statement.

                           (i) Not later than 90 calendar days following the end
of each of the 1997 Fiscal Year and 1998 Fiscal Year, Parent shall deliver to the Company Shareholders a statement of the Pretax income of the Surviving Corporation for the 1997 Fiscal Year or 1998 Fiscal Year, as the case may be (the "Pretax Income Statement"), which will be determined in accordance with generally accepted accounting principles applied on a basis consistent with that used by the Parent from time to time in preparation of Parent's consolidated financial statements, but applied to the Surviving

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
Corporation as if it were a stand alone entity, which such Pretax Income Statement shall be calculated and audited by Parent's certified public accountants.

                           (ii) If, within 10 days following receipt by the
Company Shareholders of the Pretax Income Statement, the Company Shareholders determine in good faith that the amount of the Pretax Income as so computed on the Pretax Income Statement is inaccurate, the Company Shareholders shall give notice to Parent within such 10 day period, (i) setting forth the Company Shareholders' determination of the Pretax Income and (ii) specifying in reasonable detail the Company Shareholders' basis for its disagreement with Parent's calculation. The failure by the Company Shareholders so to express their disagreement within such 10 day period shall constitute acceptance of the amount of the Pretax Income so computed on the Pretax Income Statement and the Pretax Income Statement shall become the "Final Statement." If Parent and the Company Shareholders are unable to resolve their disagreement within 15 days after receipt by the Company Shareholders of notice of such disagreement, the items in dispute will be referred to Ernst & Young LLP (or another "Big 6" accounting firm mutually acceptable to Parent and the Company Shareholders) (the "Accountant") within such 15 day period. The Accountant shall make a determination as to each of the items in dispute, which determination shall be
(i) in writing, (ii) furnished to Parent and the Company Shareholders as promptly as practicable after the items in dispute have been referred to Accountant, (iii) made in accordance with the accounting principles and procedures provided for in this Agreement for the preparation of the Pretax Income Statement and (iv) conclusive and binding on Parent and the Company Shareholders. The fees and expenses of the Accountant (the "Accounting Fees") shall be for the account of the Non-Prevailing Party. The "Non-Prevailing Party" means that party whose calculation of the Pretax Income is, on a percentage basis, the least close to the Pretax Income as determined by the Accountant. The Pretax Income Statement as finally determined by the Accountant shall become the "Final Statement."

                           (iii) Not more that 10 days after the Pretax Income
Statement becomes the Final Statement (the "Payment Date"), (x) Parent shall, if the Surviving Corporation shall have achieved the First Earnout Goal or Second Earnout Goal, as applicable, distribute to each Company Shareholder his Pro Rata Portion of the Earnout Payment for the 1997 Fiscal Year or the 1998 Fiscal Year, as applicable, and (y) Parent shall, if the Surviving Corporation shall have not achieved the First Earnout Goal or Second Earnout Goal, as the case may be, but the Pretax Income as reflected on the Final Statement is equal to or greater than $1.0 million, distribute to each Company Shareholder his Pro Rata Portion of the Adjusted Payment for the 1997 Fiscal Year or 1998 Fiscal Year.

                           (iv) In the event the Pretax Income Statement for the
1997 Fiscal Year or the 1998 Fiscal Year has not become the Final Statement by February 15, 1998 or February 15, 1999, respectively, Parent shall, on February 15, 1998 or February 15, 1999, as the case may be, distribute to each of the Company Shareholders his Pro Rata Portion of the Earnout Payment or Adjusted Payment, as the case may be, which is not subject to a dispute between the parties. The balance, if any, of such Earnout Payment or Adjusted Payment, as the case may be, shall be distributed by Parent to the Company Shareholders within 10 days after the Pretax Income Statement for the 1997 Fiscal Year of the 1998 Fiscal Year, as the case may be, becomes the Final Statement.

                  (c) Fractional Earnout Shares. No fractional Earnout Shares will be issued and the value of such fractional shares will be paid in cash pursuant to the valuation formula set forth in Section 1.6(b).

                  (d) Conduct of Business. Nothing in this Agreement shall affect Parent's ability to operate its business or the business of the Surviving Corporation in such manner as Parent deems advisable. Without limiting the foregoing, nothing in this Agreement shall preclude Parent from operating its business or the business of the Surviving Corporation in such a manner as to maximize Parent's or the Surviving Corporation's revenues.

         1.11 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         1.13 Parent Common Stock. The shares of Parent Common Stock issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933 (the "Securities Act") by reason of Section 3(a)(10) thereof, and, as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder and resale of such shares will not be subject to any Securities Act restrictions other than as set forth under Rule 145 of such Act.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF THE
                              COMPANY SHAREHOLDERS

         The Company Shareholders hereby, jointly and severally, represent and warrant to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof, as follows:

         2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the

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
business, assets (including intangible assets), financial condition, results of operations or prospects of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.
Section 2.1 of the Company Schedules lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

         2.2 Company Capital Structure.

                  (a) The authorized capital stock of the Company consists of 20,000 of authorized Common Stock, $1.00 par value, of which 147 shares are issued and outstanding. The Company Shareholders hold of record and beneficially all of the outstanding capital stock of the Company as set forth on Section 2.2(a) of the Company Schedule. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company or any Company Shareholder is a party or by which it is bound.

                  (b) The Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company or any Company Shareholder is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. As a result of the Merger, Parent will be the record and beneficial owner of all outstanding capital stock of the Company and rights to acquire capital stock of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of capital stock of the Company.

         2.3 Subsidiaries. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by the Company's Shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's Shareholders to duly approve the Merger and this Agreement is that number of shares as would constitute two-thirds of all the outstanding Company Common Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 2.4, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the trans actions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit or creation of any security interest under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the New York Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

         2.5 Company Financial Statements. Schedule 2.5 sets forth the Company's unaudited balance sheet as of December 31, 1995 and the related unaudited statements of income and cash flow for the twelve-month period then ended (the Year-End Financials") and the Company's unaudited balance sheet as of April 30, 1996 (the April Balance Sheet") and the related unaudited statements of income and cash flow for the four-month period then ended (the "Interim Financials" and together with the Year-End Financials, the "Company Financials"). The Company Financials present fairly the financial condition, operating results and cash flows of the Company, are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other, provided that the Company Financials do not contain footnotes as required by GAAP. The Interim Financials present fairly the interim financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance.

         2.6 No Undisclosed Liabilities. To the knowledge of the Company Shareholders, except as set forth in Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type in excess of $20,000, individually or in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which (i) has not been reflected in the April Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since April 30, 1996.

         2.7 No Changes. Except as set forth in Schedule 2.7, since December 31, 1995, there has not been, occurred or arisen any:

                  (a) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

                  (b) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $15,000;

                  (c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                  (d) labor dispute, work stoppage, claim of wrongful discharge or other unlawful labor practice or action;

                  (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

                  (f) revaluation by the Company of any of its assets;

                  (g) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

                  (h) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person, other than increases in salary made in accordance with the Company's customary practices or existing employment agreements;

                  (i) any agreement, contract, lease or commitment (collectively a "Company Agreement") or any extension or modification of the terms of any Company Agreement which (i) involves the payment of greater than $15,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any Affiliate or the Company other than in the ordinary course of business as conducted on that date and consistent with past practices, or (iii) involves the sale of any material assets;

                  (j) sale, lease, license or other disposition of any of the assets or properties of the Company, or any creation of my security interest in such assets or properties except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

                  (l) loan by the Company to any person or entity, incurrence by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                  (m) waiver or release of any right or claim of the Company in excess of $20,000, including any write-off or other compromise of any account receivable of the Company;

                  (n) the commencement or threat of commencement or written notice of any lawsuit or proceeding against or, to the Company Shareholders' knowledge, investigation of the Company or its affairs;

                  (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

                  (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                  (q) any event or condition of any character that has or is reasonably likely to have a Material Adverse Effect on the Company;

                  (r) any event or condition that adversely affects the Company's status as an S Corporation within the meaning of Section 1361 of the Code;

                  (s) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (t) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         2.8      Tax and Other Returns and Reports.

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, a "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Tax Returns and Audits. Except as set forth in Schedule
2.8:

                           (i) The Company as of the Effective Time will have
prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns shall be true and correct and shall have been completed in accordance with applicable law.

                           (ii) The Company as of the Effective Time: (A) will
have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                           (iii) The Company has not been delinquent in the
payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) No audit or other examination of any Return of
the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                           (v) The Company does not have any liabilities for
unpaid federal, state, local and foreign Taxes which in accordance with GAAP should have been accrued or reserved against on the Company Financials but were not.

                           (vi) There are (and as of immediately following the
Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes, other than liens for personal property, sales and payroll taxes not yet due and payable.

                           (vii) The Company Shareholders have no knowledge of
any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                           (viii) None of the Company's assets are treated as
"tax-exempt use property" within the meaning of Section 168(h) of the Code.

                           (ix) As of the Effective Time, there will not be any
contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                           (x) The Company has not filed any consent agreement
under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (xi) The Company is not a party to a tax sharing or
allocation agreement nor does the Company owe any amount under any such agreement.

                           (xii) The Company is not, and has not been at any
time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

                           (xiii) The Company is an accrual basis tax payer and
its tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                           (xiv) The Company has been an S Corporation within
the meaning of Section 1361 of the Code at all times since the date of its incorporation.

         2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Except as set forth on Schedule 2.9 the Company has not entered into any agreement under which the Company is restricted from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.10 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                  (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company, or, to the Company's knowledge, any other party thereto.

                  (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

                  (c) Schedule 2.10(c) lists all material items of equipment (the "Equipment") owned or leased by the Company and such Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

         2.11 Intellectual Property.

                           (i) The Company owns, or is licensed or otherwise has
the enforceable right to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, net lists, schematics, technology, know-how, computer software programs or applications (in source code and/or object code form, as applicable), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted by the Company (the "Company Intellectual Property Rights").

                           (ii) Schedule 2.11(a) sets forth a complete list of
all patents, registered and material unregistered trademarks, registered and material unregistered copyrights, maskworks, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company has been authorized by any third party to use any Company Intellectual Property Right (excluding shrink- wrap object code end-user licenses granted to end-users in the ordinary course of business and that are generally available on commercially reasonable terms that permit use of software products without a right to modify, distribute or sublicense the same) and includes the identity of all parties thereto and a description of the nature and subject matter thereof. Schedule 2.11(c) sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any other person is authorized to use any Company Intellectual Property Right or trade secret of the Company and includes the identity of all parties thereto. The Company is not in violation of any license, sublicense or agreement described in Schedules 2.11(b) or 2.11(c). The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a), 2.11(b) or 2.11(c), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Liens), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

                           (iii) No claims with respect to the Company
Intellectual Property Rights have been asserted or are threatened by any person nor are the Company Shareholders aware of any valid grounds for any claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the knowledge of the Company Shareholders there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. The Company has a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in the Company's standard forms.

         2.12 Agreements, Contracts and Commitments.

         (a) Except as set forth on Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

                  (i) any collective bargaining agreements,

                  (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                  (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                  (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                  (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                  (vi) any fidelity or surety bond or completion bond,

                  (vii) any lease of personal property requiring payments by the Company in any twelve-month period in excess of $10,000 or $50,000 in the aggregate.

                  (viii) any agreement of indemnification or guaranty, other than as set forth in agreements listed on Schedules 2.11(b) or 2.11(c),

                  (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                  (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000,

                  (xi) any agreement, contract or commitment relating to the disposition or acquisition of any Company assets outside the ordinary course of the Company's business,

                  (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

                  (xiii) any purchase order or contract for the purchase of materials involving $10,000 or more,

                  (xiv) any construction contracts,

                  (xv) any distribution, joint marketing or development agreement, or

                  (xvi) any other agreement, contract or commitment that requires payments by the Company in any twelve-month period in excess of $25,000 or more or requires aggregate payments by the Company of $50,000 or more or is not cancelable without penalty within thirty (30) days.

         (b) Attached hereto as Exhibit B is a true, current and complete copy of the Company's advertising services agreement with Computer Associates, Inc. (the "Computer Associates Agreement"). Neither the Company nor the Company Shareholders is aware that Computer Associates, Inc. intends to terminate the Computer Associates Agreement or reduce the volume of services to be performed by the Company under such agreement, or has expressed in writing any dissatisfaction with the Company's performance under such agreement or any predecessor agreement.

         (c) The Company has not breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement (including without limitation the Computer Associates Agreement), contract or commitment to which it is a party or by which it is bound (any such agreement, contract or commitment, a "Contract"). Each Contract in full force and effect and, to the knowledge of the Company Stockholders, is not subject to any default thereunder by any party obligated to the Company pursuant thereto.

         2.13 Interested Party Transactions. No officer, director or affiliate (as defined under Regulation C under the Securities Act of 1933, as amended) of the Company nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13.

         2.14 Governmental Authorization. Schedule 2.14 accurately lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

         2.15 Litigation. Except as set forth on Schedule 2.15, there is no action, suit or proceeding of any nature pending or to the Company Shareholders' knowledge threatened against the Company, its properties or any of its officers or directors, nor, to the knowledge of the Company Shareholders, is there any reasonable basis therefor. There is no investigation pending or, to the Company's Shareholders' knowledge, threatened against the Company, its properties or any of its officers or directors (nor, to the best knowledge of the Company Shareholders, is there any reasonable basis therefor) by or before any Governmental Entity. During the last three years, no Governmental Entity has informed the Company that it will or intends to challenge or question the legal right of the Company to produce, offer or sell any of its products or services in the present manner or style thereof.

         2.16 Accounts Receivable.

              (a) The Company has made available to Parent a list of all accounts receivable of the Company reflected on the March Balance Sheet ("Accounts Receivable") along with a range of days elapsed since invoice.

              (b) All Accounts Receivable of the Company arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and, to the knowledge of the Company Shareholders, are fully collectible in the ordinary course of business without resort to legal proceedings except to the extent of the amount of the reserve for doubtful accounts reflected on the April Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

         2.17 Minute Books. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and Shareholders or actions by written consent since the time of incorporation of the Company.

         2.18 Environmental Matters.

              (a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company Shareholders' knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

              (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

              (c) Permits. The Company is not required to obtain approvals, permits, licenses, clearances and consents under applicable environmental laws (the "Environmental Permits") to conduct its business as such business is currently being conducted.

              (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company Shareholders' knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor the Company Shareholders are aware of any fact or circumstance which is reasonably likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

         2.19 Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction con templated hereby.

         2.20 Employee Matters and Benefit Plans.

              (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (such definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b) or (c) of the Code and the regulations thereunder;

                  (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including, without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                  (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                  (v) "Employee Agreement" shall refer to each management, employment, severance, consulting or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                  (vi) "IRS" shall mean the Internal Revenue Service;

                  (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                  (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

         (b) Schedule. Schedule 2.20(b) contains an accurate and complete list of (i) each Employee of the Company and each such Employee's current salary and bonus applicable to the current fiscal period and (ii) each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new

Company Employee Plan or Employee Agreement, to materially modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

         (c) Documents. The Company has provided to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; and (vii) all material written communications to any Employee or Employees relating to any Company Employee Plan.

         (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d),
(i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any Company Employee Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company Shareholders, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company Shareholders, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

         (e) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

         (f) Multiemployer Plans. At no time has the Company contributed to any Multiemployer Plan.

         (g) No Post-Employment Obligations. Except as set forth in Schedule 2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

         (h) Effect of Transaction.

                  (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (ii) No payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

         (i) Employment Matters. The Company (i) is in compliance in all material respects with all applicable foreign, federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law (other than routine payments to be made in the normal course of business and consistent with past practice).

         (j) Labor. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company Shareholders, threatened. The Company is not involved in or, to the knowledge of the Company Shareholders, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in any

                                      -22
material liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

              (k) No Interference or Conflict. No director, officer, employee or consultant of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such person's best efforts to promote the interests of the Company or that would conflict with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted will, to the Company Shareholders' knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such officers, directors, employees or consultants is now obligated.

         2.21 Insurance. Schedule 2.21 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed in writing by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

         2.22 Compliance with Laws. The Company has complied in all material respects with, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation applicable to the Company.

         2.23 Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         2.24 Representations Complete. No representation or warranty of the Company or the Company Shareholders contained in this Agreement (including the schedules and exhibits hereto), the Employment Agreements or the Noncompetition Agreements contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company and the Company Shareholders as follows:

         3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

         3.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.3 Capital Structure.

              (a) The authorized stock of Parent consists of 30,000,000 shares of Common Stock, $.001 par value, of which 12,714,437 shares were issued and outstanding as of May 31, 1996, and 5,000,000 shares of undesignated Preferred Stock, $.001 par value. No shares of Preferred Stock are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.001 par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved (i) 1,000,000 shares of Common Stock for issuance to employees and consultants pursuant to the Parent's 1995 Stock Plan, (ii) 100,000 shares of Common Stock for issuance to directors under its 1995 Directors Option Plan and (iii) 300,000 shares of Common Stock for issuance under the Parent's 1995 Employee Stock Purchase Plan. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

              (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable.

         3.4 SEC Documents; Parent Financial Statements. Parent has furnished the Company with a true and complete copies of its filings with the Securities and Exchange Commission (the "SEC") of (i) its final prospectus dated December 14, 1995 relating to its initial public offering, (ii) its report on Form 10-K for the fiscal year ended November 30, 1995, (iii) its Annual Report to its stockholders for the fiscal year ended November 30, 1995, (iv) its Proxy Statement to its stockholders dated April 5, 1996 and (v) its report on Form 10-Q for the fiscal quarter ended February 29, 1996 (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

         3.5 No Material Adverse Change. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets, business, or prospects of Parent and its subsidiaries, taken as a whole; (b) any amendments or changes in the Articles of Incorporation or Bylaws of Parent; (c) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that materially and adversely affects the financial condition, business or prospects of Parent and its subsidiaries, taken as a whole; or (d) any sale of a material amount of property of Parent, except in the ordinary course of business.

         3.6 Brokers' and Finders' Fees. The Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effec tive Time. The Company shall promptly notify Parent of any material event or occurrence involving the Company, whether or not in the ordinary course of business of the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

              (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
Section 2.7 hereof;

              (b) Transfer to any person or entity any rights with respect to Company Intellectual Property Rights;

              (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

              (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any contract or agreement set forth on Company Schedule 2.12;

              (e) Commence any litigation, other than pursuing charges against current former employees of or consultants to the Company relating to criminal wrongdoing by such parties;

              (f) Subject to the provisions of this Section 4.1, and except as set forth on Schedule 4.1, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

              (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

              (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

              (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partner ship, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

              (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

              (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

              (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to any written agreements outstanding on the date hereof or pursuant to the Company's existing severance policies as set forth in Schedule 2.20;

              (m) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, other than salary increases made in accordance with the Company's customary purchases, provided that, such increase does not exceed 10% of such employee's current salary and that the increase is not with respect to an employee that has a current base salary in excess of $60,000;

              (n) Revalue any of its material assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

              (o) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financials (or the notes thereto);

              (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

              (q) Enter into any strategic alliance or joint marketing arrangement or agreement; or

              (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         4.2 No Solicitation. Until the earlier of the Effective Time, and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither the Company nor either of the Company Shareholders will (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or
(d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company or either Company Shareholder receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company or the Company Shareholder, as applicable, shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

         4.3 S Status. The Company shall maintain its status as an S Corporation up to the Effective Time.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Fairness Hearing; Company Shareholder Approval.

              (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare the necessary documentation to seek to obtain a permit (a "California Permit") from the Commissioner of Corporations of the State of California (after a hearing before such Department) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act, and as such the Parent Common Stock will not be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder and resale of such shares will not be subject to any Securities Act restrictions other than as set forth under Rule 145 of such Act or unless otherwise transferred pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

              (b) As promptly as practicable after the receipt of a California Permit, the Company shall submit this Agreement and the transactions contemplated hereby to the Company Shareholders for approval and adoption as provided by New York Law and its Certificate of Incorporation and Bylaws. The Company Shareholders shall approve the Merger and this Agreement and shall take such other actions as may be necessary or desirable to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's Shareholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

         5.2 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours and in a manner that does not unreasonably interfere with the ordinary course business activities of the Company during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Parent shall provide the Company and the Shareholders with copies of such publicly available information about Parent as the Company may request and shall provide the Company with reasonable access to its executive officers in this regard. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.3 Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

         5.4 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         5.5 Public Disclosure. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws.

         5.6 Consents. The Company shall use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Schedules) so as to preserve all rights of, and benefits to, the Company thereunder.

         5.7 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.9 Secretary's Certificate. Upon execution of this Agreement, the Secretary of the Company shall deliver a certificate to Parent certifying that resolutions of the Board of Directors of the Company were duly adopted at a meeting of the Board duly held on June 7, 1995, authorizing and ratifying the transactions contemplated by this Agreement, and certifying the accuracy and correctness of such resolutions as adopted by the Board of Directors of the Company. Such certificates shall also certify that such resolutions have not been amended or modified, and all such resolutions are in full force and effect.

         5.10 Affiliate Agreements. Schedule 5.11 sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Effective Time) from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit C. Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

         5.11 Additional Documents and Further Assurances. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.12 Section 368 Compliance. From and after the Effective Time, neither Parent, Merger Sub, the Surviving Corporation or the Company shall take any action that will cause the Merger not to be treated as a reorganization within the meaning of Section 368 of the Code.

         5.13 NMS Listing. Parent shall authorize for listing on the Nasdaq Stock Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

         5.14 Tax Returns. The Company Shareholders shall be responsible for filing all federal and state income tax returns of the Company for taxable periods ending on the day before the Effective Time of the Merger; however, the Surviving Corporation shall have the right to review and approve all tax returns for all periods in which the Company is taxed as an S Corporation. Such returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices. After the Effective Time of the Merger, Parent and the Company, on the one hand, and the Company Shareholders, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods ending on or prior to the Effective Time of the Merger and will preserve such information, records or document until the expiration of any applicable statute of limitations or extensions thereof.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by all of the Shareholders of the Company by the requisite vote under applicable law.

              (b) Permit Issuance. A California Permit with respect to the Merger shall have been issued by the Commissioner of the Department of Corporations of the State of California.

              (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

              (d) Litigation. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Parent, Merger Sub or the Company, their respective properties or any of their officers or directors, arising out of, or connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

              (e) Nasdaq Listing. The shares of Parent Common Stock issuable to Shareholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq Stock Market upon official notice of issuance.

              (f) Employment Agreements. Each of the Company Shareholders and the Company shall have executed and delivered the Employment Agreements in the form of Exhibit D.

         6.2 Additional Conditions to Obligations of Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

              (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Merger Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

              (b) Certificate of the Parent. Company shall have been provided with a certificate executed on behalf of the Parent by its President to the effect that, as of the Effective Time:

                  (i) all representations and warranties made by the Parent in this Agreement are true and correct in all material respects;

                  (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects;

                  (iii) all the Initial Consideration Shares to be issued to the Shareholders pursuant to the terms of this Agreement, shall be fully paid, validly issued and non-assessable.

              (c) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which is reasonably likely to materially and adversely affect the consummation of the transactions contemplated hereby or is reasonably likely to materially and adversely effect the business, assets (including intangible assets), financial condition or results of operations of the Parent and its subsidiaries, taken as a whole.

              (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of the Parent and its subsidiaries, taken as a whole.

              (e) Legal Opinion. The Company shall received a legal opinion from Wilson, Sonsini, Goodrich & Rosati, legal counsel to Parent, in form and substance satisfactory to the Company and its counsel.

              (f) Tax Opinion. The Company shall have received an opinion, in form and substance satisfactory to the Company, dated the day preceding the Effective Time or immediately prior to the Effective Time from tax counsel reasonably satisfactory to the Company to the effect that the Merger will qualify as a reorganization under Section 368 of the Code.

         6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

              (a) Representations, Warranties and Covenants. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and the Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

              (b) Certificate of the Company and Company Shareholders. Parent shall have been provided with a certificate executed by the Company Shareholders and executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Effective Time:

                  (i) all representations and warranties made by the Company Shareholders in this Agreement are true and correct in all material respects; and

                  (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

              (c) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or is reasonably likely to have a Material Adverse Effect.

              (d) Third Party Consents. Any and all consents, waivers, and approvals listed pursuant to the Company Schedules shall have been obtained.

              (e) Legal Opinion. Parent shall have received a legal opinion from Jones, Day, Reavis & Pogue, legal counsel to the Company, in form and substance satisfactory to Parent and its counsel.

              (f) Noncompetition Agreements. Each of the Company Shareholders shall have executed and delivered to Parent a Noncompetition Agreement in the form of Exhibit F and such Noncompetition Agreements shall be in full force and effect.

              (g) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), or financial condition of the Company.

              (h) Affiliate Agreement. Parent shall have received from each of the Affiliates of the Company an executed Affiliate Agreement in the form of Exhibit C hereto which shall be in full force and effect.

              (i) Computer Associates Agreement. The Computer Associates Agreement shall be in full force and effect at the Effective Time.

              (j) Tax Opinion. Parent shall have received an opinion, in form and substance satisfactory to Parent, dated the day preceding the Effective time or immediately prior to the Effective Time from tax counsel reasonably satisfactory to Parent to the effect that the Merger will qualify as a reorganization under Section 368 of the Code.

              (k) Indebtedness. All outstanding indebtedness of the Company, including all outstanding loans from the Chase Manhattan Bank, shall have been repaid or the Company shall have satisfied Parent that immediately after the Closing the Company will have sufficient liquid assets to repay such indebtedness.

              (l) FIRPTA Compliance. The Parent shall have received from the Company a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).


                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         7.1 Survival of Representations and Warranties. All of the Company Shareholders' representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until the Second Payment Date; provided, however, that the representations and warranties and covenants relating or pertaining to any Tax or Returns related to such Tax set forth in Sections 2.8 and 5.15 hereof, shall survive until ninety (90) days following the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax. All of the Parent's and Merger Sub's representation and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate on the Second Payment Date.

         7.2 Escrow Arrangements.

              (a) Escrow Fund. As partial security for the indemnity provided for in Section 7.2 hereof and by virtue of this Agreement and the Merger Agreement, the Company's Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Company Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company Shareholder, will be deposited with First Interstate Bank (or other institution acceptable to Parent and the Company Shareholders) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. Each Company Shareholder's Pro Rata Portion of the Escrow Amount shall be contributed on his behalf. The Company Shareholders, jointly and severally, agree to indemnify and hold Parent and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company Shareholder contained in Article II herein, or (ii) any failure by the Company or Company Shareholder to perform or comply with any covenant contained herein. The Escrow Fund shall be available to compensate Parent and its affiliates for any such Losses. Nothing herein shall limit the liability of the Parent, the Company or the Company Shareholders for any breach of any representation, warranty or covenant if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph below) identifying Losses, the aggregate of which exceeds $25,000, have been delivered to the Escrow Agent as provided in paragraph (d) below.

              (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., P.S.T., on the first anniversary of the Merger (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to any amount which, in reasonable judgement of Parent, subject to the objection of the Company Shareholders and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Company Shareholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

              (c) Protection of Escrow Fund.

                  (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                  (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                  (iii) Each Company Shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

              (d) Claims Upon Escrow Fund.

                  (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund with a value equal to such Losses.

                  (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund as indemnity pursuant to Section 7.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at a price equal to the average closing price of the Parent Common Stock in trading on the Nasdaq Stock Market during the ten business days period prior to the date the Officer's Certificate is delivered to the Escrow Agent.

              (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Company Shareholders, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from each of the Company Shareholders to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if either Company Shareholder shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

              (f) Resolution of Conflicts; Arbitration.

                  (i) In case either Company Shareholder shall object in writing to any claim or claims made in any Officer's Certificate, the Company Shareholders and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Company Shareholder and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                  (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Company Shareholders may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator selected under the rules then in effect of the American Arbitration Association. Any such arbitration shall be held in Santa Clara County, California, or New York, New York. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

                  (iii) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrators shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of the arbitrator and the administrative fee of the American Arbitration Association.

              (g) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Company Shareholders of such claim, and the Company Shareholders shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Company Shareholders, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Escrow Fund. In the event that the Company Shareholders have consented to any such settlement, the Company Shareholders shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

              (h) Escrow Agent's Duties.

                  (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Company Shareholders, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                  (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                  (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                       Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                  (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

                  (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                  (i) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. The Parent promises to pay these sums upon demand.

         7.3 Exclusive Remedy. Once the Closing occurs, as between Parent and the Surviving Corporation, on the one hand, and the Company Shareholders, on the other hand, the sole and exclusive cause of action that the Company and the Surviving Corporation, on the one hand, and the Company Shareholders, on the other hand, may bring against the other with respect to any breach of the representation's and warranties contained in Articles II and III shall be for breach of contract, and no such cause of action for breach of contract based upon a breach of such representations and warranties shall be brought after the expiration of such representations and warranties as set forth in Section 7.1. Without limiting the generality or effect of the foregoing, as a material inducement to the other parties hereto entering into this Agreement, each of the parties to this Agreement hereby

(A) waives any claim or cause of action which it otherwise might assert, including without limitation under the common law or federal or state securities, trade regulation, environmental or other laws, by reason of this Agreement and the transactions provided for herein or contemplated hereby or thereby, provided, however, that the foregoing will not be deemed to limit the ability of any party to bring (i) claims or causes of action of actual fraud or fraud in the inducement, (ii) claims or causes of action brought under and subject to the terms and conditions of this Article VII and (iii) claims or causes of action that are or may be brought under this Agreement to enforce the covenants of the respective parties set forth in this Agreement and (B) agrees that no party will have any liability in respect of any claim or cause of action that is or may be brought hereunder, except to the extent expressly provided in this Section 7.3 or elsewhere in this Article VII.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

              (a) by mutual consent of the Company and Parent;

              (b) by Parent or the Company if: (i) the Closing has not occurred by August 15, 1996; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

              (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or a portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

              (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Company Shareholders and such breach has not been cured within ten (10) calendar days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

              (e) by the Company if neither it nor the Company Shareholders are in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within ten (10) calendar days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured).

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.3, 5.4, 5.5 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3 Amendment. Except as is otherwise required by applicable law after the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         8.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a) if to Parent or Merger Sub, to:

                           CKS Group, Inc.
                           10441 Bandley Drive
                           Cupertino, California  95014
                           Attention:  Mark D. Kvamme

                           Telephone No.:  (408) 366-5100
                           Facsimile No:  (408) 366-5120

                           with a copy to:

                           Wilson, Sonsini, Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:  Robert T. Clarkson, Esq.
                           Telephone No.:  (415) 493-9300
                           Facsimile No.:  (415) 493-6811

                  (b)      if to the Company, to:

                           Schell/Mullaney, Inc.
                           641 Avenue of the Americas
                           New York, New York 10111
                           Telephone No.:  (212) 366-6869
                           Facsimile No.:  (212) 366-6858
                           Attention:  Brian Mullaney

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           599 Lexington Ave.
                           New York, NY  10022
                           Telephone No: (212) 326-3939
                           Facsimile No.: (212) 755-7306
                           Attention:  Robert A. Profusek

                  (c)      if to the Escrow Agent:

                           First Interstate Bank
                           345 California St., 8th Floor
                           San Francisco, CA  94104
                           Telephone No: (415) 773-7801
                           Facsimile No: (415) 773-6809
                           Attention:  Joseph Thatcher

         9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, (including that certain Letter of Intent dated April 22, 1996) both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

         9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforce able, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision provided that Parent and Merger Sub shall remain liable for their obligations hereunder.

         9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Escrow Agent (as to matters set forth in Article VII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

SCHELL/MULLANEY, INC.                       CKS GROUP, INC.

By: /s/ BRIAN MULLANEY                      By  /s/ MARK D. KVAMME
    -----------------------------------         --------------------------------
    President                                   Mark D. Kvamme, Chief
                                                Executive Officer



                                            SMI ACQUISITION CORP.



                                            By  /s/ MARK D. KVAMME
                                                --------------------------------
                                                Mark D. Kvamme, Chief
                                                Executive Officer



ESCROW AGENT                                COMPANY SHAREHOLDERS
FIRST INTERSTATE BANK




By /s/ JOSEPH W. THATCHER                /s/ BRIAN MULLANEY
   ---------------------------------     ---------------------------------------
                                         Brian Mullaney

Name JOSEPH W. THATCHER
     -------------------------------

Title  Assistant Vice President
      ------------------------------

Address  345 California St., 8th Fl.     /s/ MICHAEL SCHELL
        ----------------------------     ---------------------------------------
         San Francisco, CA               Michael Schell

Telephone  415-773-7801
          --------------------------

Fax:  415-773-6809
     -------------------------------


                         ***REORGANIZATION AGREEMENT***